EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

August 8, 2011
Contact: Keith Schroeder
Chief Financial Officer
(918) 824-4605

ORCHIDS DECLARES QUARTERLY
DIVIDEND OF $0.10 PER SHARE

PRYOR, OKLAHOMA (August 8, 2011) – On August 5, 2011, at a regularly scheduled meeting, the Board of Directors of Orchids Paper Products Company (NYSE Amex: TIS) authorized a quarterly cash dividend of $0.10 per outstanding share of the Company’s common stock to stockholders of record at the close of business on September 5, 2011.  The Company expects to pay this dividend on September 21, 2011.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market.  The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins.  From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses primarily recycled waste paper to produce finished tissue products that it provides to retail chains throughout the central United States.  For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.